UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 8, 2026

MacKenzie Realty Capital, Inc.
(Exact Name of Registrant as Specified in Its Charter)

000-55006
(Commission File Number)

Maryland	45-4355424
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

89 Davis Road, Suite 100
Orinda, California 94563
(Address of principal executive offices, including zip code)

(925) 631-9100
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 per value	MKZR	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On January 8, 2026, MacKenzie Realty Capital, Inc. (“MKZR”) issued a press release about the creation of a new, wholly owned subsidiary called MacKenzie Apartment Communities, Inc. (“MAC”), to which MKZR contributed all of its multi-family properties and its development project in exchange for 1,852,481 shares of MAC (1:1 ratio with MKZR’s outstanding shares), with the goal of enhancing shareholder value. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
On January 8, 2026, the Board of Directors (the “MAC Board”) of MAC approved an estimated net asset value (“NAV”) of the common stock of MAC equal to $18.10 per share on a fully diluted basis as of January 1, 2026.
Methodology
The MAC Board estimated the value of the shares of MAC by determining the NAV of MAC’s assets as of January 1, 2026.  MKZR engaged an independent third-party real estate advisory firm which it has used for many years to estimate the fair value of MKZR’s real estate properties as of March 31, 2025. It has extensive experience estimating the fair values of commercial real estate. The report was furnished to MKZR.  The report is subject to assumptions and limiting conditions as stated therein and was addressed to MKZR and was not addressed to the public and should not be relied upon by any other person.  The report does not constitute a recommendation of the per share value of MAC or MKZR. Nor does the report constitute a recommendation to purchase or sell any shares of the MAC’s or MKZR’s common stock and should not be represented as such. The appraisal firm does not have any material direct or indirect interests in either company or any transaction or proposed transaction to which either company is a party, and there are no conflicts of interest between the appraisal firm, on one hand, and either company or any of our directors, on the other.
Generally, the appraisal firm estimated the value of MAC’s real estate and real estate-related assets, using an income capitalization approach.  The primary approach utilized is the discounted cash flow, or “DCF”, of projected net operating income, less capital expenditures, for an appropriate market-derived holding period, and applying a market-supported discount rate and capitalization rate.  In the instance where a discounted cash flow methodology was not deemed to be the most appropriate valuation methodology, the appraisal firm used a market approach, whereby comparable transaction activity was aggregated and analyzed to derive an estimate of value on the appropriate per unit basis.
To estimate the fair value of the newly constructed multifamily property Aurora at Green Valley, the MAC Board used the total construction cost of $28.63 million (actual construction costs plus MKZR’s $1.6 million purchase price for the land in 2022, which is less than the $3.1 million in value it contributed to the project at the outset).  The MAC Board felt this was a conservative approach; the appraisal firm was not involved in this valuation determination.  The MAC Board also determined that there was likely no appreciable change in real estate values from March 31, 2025 through December 31, 2025, and used the appraised values as of March 31, 2025 without adjustment.
To estimate MAC’s per share value, the MAC Board utilized the “net asset value” or “NAV” method which is based on the fair value of real estate, and all other assets, less the fair value of total liabilities, as of November 30, 2025. The fair value estimate of MAC’s real estate assets is equal to the sum of its individual real estate values. Net asset value per share was then derived by dividing the result by the number of common shares of MAC outstanding on a fully diluted basis as of January 1, 2026. The MAC Board unanimously adopted a resolution recommending an estimate of the MAC per share value as of January 1, 2026 equal to $18.10 per share on a fully diluted basis.
MAC’s estimated per share value does not reflect “enterprise value” which may include an adjustment for:
•the size of our portfolio given that some buyers may be willing to pay more or less for a portfolio than they are willing to pay for each property in the portfolio separately;
•any other intangible value associated with a going concern; or
•the possibility that MAC shares could trade at a premium or a discount to net asset value if it listed its shares on a national securities exchange.

The number of MAC shares outstanding and used in the calculation, on a fully diluted basis as of January 1, 2026, was 1,852,481.
Limitations of the Estimated Value per Share
As with any methodology used to estimate value, the methodology employed by MAC was based upon a number of estimates and assumptions that may not be accurate or complete. Further, different parties using different assumptions and estimates could derive a different estimated value per share, which could be significantly different from our estimated value per share. The estimated per share value does not represent (i) the amount at which MAC’s shares would trade at a national securities exchange, (ii) the amount MKZR would obtain if it tried to sell MAC shares (iii) the amount per share that MKZR would receive in a sale of MAC in a single transaction or (iv) the amount MKZR would receive if MAC liquidated its assets and distributed the proceeds to MKZR shareholders after paying all of MAC’s expenses and liabilities. Accordingly, with respect to the estimated value per share, we can give no assurance that:
•a stockholder of MKZR would be able to resell his or her shares of MKZR at this estimated value;
•a stockholder would ultimately realize distributions per share equal to our estimated value per share upon liquidation of MAC assets and settlement of its liabilities or a sale of MAC; or
•MAC shares would trade at a price equal to or greater than the estimated value per share if we listed them on a national securities exchange.
The estimated value per share was accepted by the MAC Board on January 8, 2026 and reflects the fact that the estimate was calculated at a moment in time, and is based upon the appraised value of fair value of 4 of the properties as of March 31, 2025. The value of MAC shares will likely change over time and will be influenced by changes to the value of its individual assets as well as changes and developments in the real estate and capital markets. MKZR stockholders should not rely on the estimated value per share of MAC in making a decision to buy or sell shares of MKZR common stock.

The filing of the attached press release is not an admission as to the materiality of any information therein. The information contained in the release is summary information that is intended to be considered in the context of more complete information included in our filings with the U.S. Securities and Exchange Commission (the “SEC”) and other public announcements that we have made and may make from time to time by press release or otherwise. We undertake no duty or obligation to update or revise the information contained in this press release, although we may do so from time to time as our management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosures.

Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, among others, our ability to remain financially healthy, and our expected future growth prospects. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory,” “focus,” “work to,” “attempt,” “pursue,” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances. For a further discussion of factors that could cause our future results, performance, or transactions to differ significantly from those expressed in any forward-looking statement, please see the section titled “Risk Factors” in annual reports on Form 10-K and quarterly reports on Form 10-Q that we file with the Securities and Exchange Commission from time to time.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release issued January 8, 2026
104  Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACKENZIE REALTY CAPITAL, INC.
(Registrant)

Date: January 9, 2026	By:	/s/ Robert Dixon
Robert Dixon
President